Exhibit 99.1

FTI Consulting, Inc.

1101 K Street NW

Washington, DC 20005

+1.202.312.9100

Investor Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

Media Contact:

Matthew Clark

+1.202.728.8766

matthew.clark@fticonsulting.com

FTI Consulting, Inc. Announces Executive Officer Elections

Washington, D.C., July 31, 2014 — FTI Consulting, Inc. (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today announced the election of three new executive officers to its leadership team. On July 30, 2014, the Board of Directors of FTI Consulting elected David M. Johnson as Chief Financial Officer, Holly Paul as Chief Human Resources Officer and Paul Linton as Chief Strategy and Transformation Officer. Mr. Johnson, Ms. Paul and Mr. Linton, will commence their employment on August 25, 2014, and will all be based out of the Company’s executive headquarters in Washington, D.C.

David M. Johnson will succeed Roger D. Carlile as the Company’s Chief Financial Officer. Mr. Johnson began his career in investment banking at Merrill Lynch, where he spent 12 years. From 1998 to 2001, Mr. Johnson served as Chief Financial Officer of the former Cendant Corporation, a diversified global services firm. From 2001 to 2008, Mr. Johnson served as Executive Vice President and Chief Financial Officer of The Hartford Financial Services Group, Inc., then a multi-line global investment products, property-casualty and life insurance firm. From 2008 to 2010, Mr. Johnson was Executive Vice President and Chief Financial Officer of Federal National Mortgage Association (“Fannie Mae”), a role he was asked to assume shortly after Fannie Mae was placed in government conservatorship. From November 2011 to March 2012, Mr. Johnson was self-employed as an independent contractor. In April 2013, Mr. Johnson became the Executive Vice President and Chief Financial Officer of Athene Holding Ltd., an issuer and reinsurer of fixed annuities, a role he will remain in through August 20, 2014.

Commenting on Mr. Johnson’s election, Steven H. Gunby, President and Chief Executive Officer of FTI Consulting said, “David is a talented financial executive with wide-ranging capabilities and experience. He is strategic, analytical and has a very open, collaborative approach to management. I look forward to working with him.”

Commenting on his election, Mr. Johnson said, “FTI’s platform is unique, the depth of its professionals’ expertise is impressive and my past experiences have given me a deep appreciation of the value they bring to their clients. I look forward to returning to my roots in services and partnering with my new colleagues around the globe in support of the work Steve has launched to further unlock the exciting potential and value of this firm.”

Holly Paul will become the Company’s Chief Human Resources Officer, a position in which she will lead the efforts to attract, engage, retain and develop leading professionals. Ms. Paul began her career as a Certified Public Accountant at PricewaterhouseCoopers (“PwC”), and subsequently worked in the consulting and human capital divisions. Over her nearly 20-year tenure with PwC, Ms. Paul held various human resources roles, ultimately rising to become one of the firm’s most senior talent acquisition specialists, responsible for all of the senior talent acquisition in the U.S. with an additional international responsibility covering specific geographies, including China and the Middle East. In 2013, Ms. Paul joined Vocus, Inc., a high-growth publicly-traded company offering marketing and public relations software, as Senior Vice President and Chief Human Resources Officer serving as a member of the executive team. In this role, Ms. Paul worked directly for the

Chief Executive Officer and closely with the executive team and board of directors to develop the company’s people strategy, and she led the execution of all employee initiatives including executive team recruitment, compensation and talent management.

Commenting on Ms. Paul’s appointment, Mr. Gunby said, “I am excited that Holly is joining us as Chief Human Resources Officer. As a people business with many capable professionals and aspirations that continue to grow, FTI Consulting needs a superb Chief Human Resources Officer in the C-Suite and on the Executive Committee who is solely focused on this role and our people. Moreover, I am truly excited about Holly being the individual to fill this role. She brings with her diverse experience, drive, energy and intelligence that will be helpful as we attract and retain the next generation of leaders to build this great firm.”

Commenting on her election, Ms. Paul said, “I am thrilled to join FTI Consulting and look forward to developing people strategies that support the firm’s business opportunities and exceptional team of professionals.”

After having made significant contributions to the Company serving as Executive Vice President and Chief Financial Officer since 2011, Chief Administrative Officer since 2010 and Chief Human Resources Officer since 2009, Mr. Carlile will work closely with Mr. Johnson and Ms. Paul to ensure a seamless transition into their new roles.

Commenting on the transition, Mr. Carlile said, “The election of David and Holly was pursuant to ongoing discussions Steve and I have had regarding my desire to be involved in a more operationally-focused role, and I worked closely with Steve to identify and select individuals who we believed were terrific candidates for FTI Consulting. Given my experience in these roles, I believe that David and Holly are the right leaders to help take the Company to the next stage of growth.”

Mr. Carlile added, “It has truly been an honor to lead FTI Consulting’s finance, human resources and administrative teams. The opportunity to work with the caliber of people on those teams and the business leaders they serve has been a privilege and made my experience in those roles that much more rewarding. Likewise, I have enjoyed working with our shareholders and analysts in these roles to build value at FTI Consulting.”

In addition to changes in the Company’s finance and human resources leadership, Paul Linton will become the Company’s Chief Strategy and Transformation Officer, a position in which he will focus on supporting the Company’s business segments as they develop and drive their near-term and medium-term agendas. Mr. Linton began his career as an electrical engineer with Motorola, Inc., where he was responsible for developing microprocessors for personal computers and for designing and deploying digital wireless infrastructure systems. In 2000, after earning his MBA, Mr. Linton joined The Boston Consulting Group (“BCG”) where Mr. Linton has been a Partner and Managing Director. During his 14-year tenure at BCG, Mr. Linton helped drive major change efforts for clients including strategic growth, cost reduction, reorganization and business integration.

Commenting on Mr. Linton’s election, Mr. Gunby said, “At different points in time I worked closely with Paul at BCG and I am thrilled that he has decided to join our team. In all cases, whether I was working with Paul or not, I always admired his collaborative approach and the tenacity with which he drove change. I look forward to him bringing that tenacity and commitment to FTI Consulting.”

Commenting on his election, Mr. Linton said, “I’ve had the opportunity to spend time with the leadership team in recent weeks. Those meetings have energized me for the journey ahead. I look forward to working closely with the leadership team and the segments to formulate transformation agendas and then partnering shoulder-to-shoulder to deliver impactful, lasting change.”

In addition to these executive elections, effective August 25, 2014, Adam S. Bendell, Senior Vice President of Strategic Development, will transition into the role of Chief Innovation Officer, a new officer position at FTI Consulting in which he will guide the commercialization of new products and services adjacent to FTI Consulting’s existing businesses. Mr. Bendell will also continue to have primary responsibility for the firm’s global corporate responsibility and citizenship activities.

Commenting on Mr. Bendell’s new role, Mr. Gunby said, “Adam has served as the head of strategy and innovation this year and has done a lot of great work. With the appointment of Paul, Adam is now able to take on a role where both he and I have a great deal of passion. In this role, Adam will focus on leveraging existing intellectual capital to create new businesses, which will be supported by an innovation program to foster ideation and improve vetting. I am confident that Adam will thrive in his new role.”

Commenting on his new role, Mr. Bendell said, “It is a challenge for every growing company to keep the flame of innovation burning. As an entrepreneur at heart, I’m looking forward to working with my talented colleagues across FTI to develop exciting new lines of business.”

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 4,200 employees located in 26 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management, strategic communications and restructuring. The Company generated $1.65 billion in revenues during fiscal year 2013.

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